Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
News Release	New York, NY 10036
(212) 930-9400
COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President — Investor Relations

iStar Financial Announces Private Exchange Offers and  Cash Tender Offer for Outstanding Debt Securities

NEW YORK - April 9, 2009 - iStar Financial Inc. (NYSE: SFI) announced today that it has commenced private offers to exchange a portion of the Company’s existing senior unsecured notes for up to $1.0 billion aggregate principal amount of new second-lien senior secured notes to be issued by the Company and guaranteed by certain of its subsidiaries. Concurrently with the exchange offers, the Company is also making an offer to purchase for cash a portion of the Company’s outstanding Senior Floating Rate Notes due September 2009. The exchange offers and the cash tender offer (collectively, the “offers”) are being made upon the terms and subject to the conditions set forth in the confidential offering memorandum dated April 9, 2009 and related letter of transmittal.

As shown in the table below, the Company is offering to exchange validly tendered senior unsecured notes of the Company (“Old Notes”) for one of the following two series of New Notes (as defined below): (1) 8.0% Second-Priority Senior Secured Guaranteed Notes due March 2011 (the “New 2011 Second Lien Notes”); and (2) 10.0% Second-Priority Senior Secured Guaranteed Notes due June 2014 (the “New 2014 Second Lien Notes” and, collectively with the New 2011 Second Lien, the “New Notes”).

Consideration per $1,000 Principal Amount of Old Notes
				Total	Exchange
				Consideration	Offer
				for Old Notes	Consideration
				Tendered	for Old Notes
				Prior	Tendered	Acceptance
	Outstanding	Title of Old Notes	Title of New Notes	to Early	After Early	Priority
CUSIP	Principal Amount	to be Tendered	to be Issued	Delivery Time	Delivery Time	Level

45031UBE0	$473,000,000	Senior Floating Rate	New 2011 Second	$850.00	$820.00	1
		Notes due March 2010	Lien Notes

45031UAS0	$235,000,000	5.375% Senior Notes	New 2011 Second	$850.00	$820.00	1
		due April 2010	Lien Notes

45031UBG5	$680,658,000	8.625% Senior Notes	New 2014 Second	$600.00	$570.00	2
		due June 2013	Lien Notes

45031UAZ4	$780,432,000	5.95% Series B Senior	New 2014 Second	$550.00	$520.00	2
		Notes due October 2013	Lien Notes

45031UAC5	$123,490,000	6.5% Senior Notes due	New 2014 Second	$550.00	$520.00	2
		December 2013	Lien Notes

				Consideration per $1,000 Principal Amount of Old Notes
				Total	Exchange
				Consideration	Offer
				for Old Notes	Consideration
				Tendered	for Old Notes
				Prior	Tendered	Acceptance
	Outstanding	Title of Old Notes	Title of New Notes	to Early	After Early	Priority
CUSIP	Principal Amount	to be Tendered	to be Issued	Delivery Time	Delivery Time	Level
45031UAH4	$290,009,000	5.7% Series B Senior	New 2014 Second	$550.00	$520.00	2
		Notes due March 2014	Lien Notes

45031UAG6	$1,840,000	5.7% Series A Senior	New 2014 Second	$550.00	$520.00	2
		Notes due March 2014	Lien Notes

45031UAT8	$179,194,000	6.05% Senior Notes due	New 2014 Second	$550.00	$520.00	2
		April 2015	Lien Notes

45031UAW1	$370,488,000	5.875% Senior Notes	New 2014 Second	$500.00	$470.00	2
		due March 2016	Lien Notes

45031UBD2	$154,505,000	5.85% Senior Notes due	New 2014 Second	$500.00	$470.00	2
		March 2017	Lien Notes

45031UAB7	$325,402,000	6.0% Senior Notes due	New 2014 Second	$700.00	$670.00	3
		December 2010	Lien Notes

45031UAU5	$224,500,000	5.8% Senior Notes due	New 2014 Second	$650.00	$620.00	3
		March 2011	Lien Notes

45031UAP6	$234,150,000	5.125% Series B Senior	New 2014 Second	$650.00	$620.00	3
		Notes due April 2011	Lien Notes

45031UAX9	$416,022,000	5.65% Senior Notes due	New 2014 Second	$650.00	$620.00	3
		September 2011	Lien Notes

45031UAR2	$587,768,000	5.15% Senior Notes due	New 2014 Second	$600.00	$570.00	3
		March 2012	Lien Notes

45031UBC4	$230,700,000	5.5% Senior Notes due	New 2014 Second	$600.00	$570.00	3
		June 2012	Lien Notes

Upon the terms and subject to conditions of the exchange offers, Old Notes validly tendered will be accepted in order of the acceptance priority levels shown in the table above, with priority 1 notes being accepted first, subject to the Priority 1 Acceptance Cap (as defined below), priority 2 notes being accepted second and priority 3 notes being accepted third. The aggregate principal amount of priority 1 notes accepted in the exchange offers will not exceed $450 million (the “Priority 1 Acceptance Cap”) and may be subject to proration in the event that more than $450 million aggregate principal amount of priority 1 notes are validly tendered. Further, the aggregate principal amount of New Notes issued in the exchange offers will not exceed a maximum exchange amount of $1.0 billion (the “Maximum Exchange Amount”). The aggregate principal amount of priority 2 and priority 3 notes accepted in the exchange offers will be subject to the Maximum Exchange Amount and may be subject to proration in the event that the acceptance of all validly tendered priority 2 or priority 3 notes would result in the Maximum Exchange Amount being exceeded.

Holders who validly tender their Old Notes prior to 5:00 p.m., New York City time, on April 22, 2009, (the “early delivery time”) will be eligible to receive the “total consideration” shown in the table above, while holders who validly tender their Old Notes after the early delivery time and prior to the expiration date will be eligible to receive the “exchange offer consideration” shown in the table above. Holders of Old Notes exchanged in the exchange offers will also receive a cash payment equal to the accrued and unpaid interest in respect of their exchanged Old Notes from the most recent applicable interest payment date to, but not including, the settlement date.

The New Notes will be senior obligations of the Company and will be guaranteed by all of the Company’s subsidiaries that are guarantors of the Company’s new First Lien Credit Facility and Second Lien Credit Facilities. The New Notes will share ratably with the lenders under the Second Lien Credit Facilities in a second priority lien on the collateral securing the First and Second Lien Credit Facilities. As previously announced, a covenant in the First and Second Lien Credit Facilities prohibits us from issuing more than $1.0 billion aggregate principal amount of New Notes.

Concurrently with the exchange offers, the Company has commenced a cash tender offer to purchase up to $265 million aggregate principal amount (the “Maximum Tender Amount”) of the Company’s outstanding Series B Senior Floating Rate Notes due September 2009 (the “September 2009 Notes”). Subject to the Maximum Tender Amount, holders who validly tender their September 2009 Notes prior to the early delivery time will be eligible to receive $900 for each $1,000 principal amount of September 2009 Notes tendered, while holders who validly tender their September 2009 Notes after the early delivery time and prior to the expiration date will be eligible to receive $870 for each $1,000 principal amount of September 2009 Notes tendered. Holders of September 2009 Notes purchased in the offer will also receive a cash payment equal to accrued and unpaid interest thereon from the most recent payment date to, but not including, the settlement date.

In the event that the aggregate principal amount of September 2009 Notes validly tendered exceeds the Maximum Tender Amount, each participating holder will have the amount of September 2009 Notes it tendered for cash accepted on a pro rata basis. The Company reserves the right to increase the Maximum Tender Amount.

Each of the offers will expire at midnight, New York City time, on May 6, 2009, unless extended by the Company. The Company may also extend the early delivery time with respect to any or all of the offers.

Tenders may be withdrawn prior to 5:00 p.m., New York City time, on April 22, 2009 unless extended by the Company (such time and date, as the same may be extended, the “Withdrawal Deadline”). Holders may withdraw tendered Old Notes, at any time prior to the Withdrawal Deadline but holders may not withdraw tendered Old Notes, on or thereafter.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the New Notes are being offered and issued only (i) in the United States, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), and (ii) outside the United States to persons who are not U.S. persons (as defined in Regulation S under the Securities Act) and who are non-U.S. qualified offerees.

The complete terms and conditions of the exchange offers and the cash tender offer are set forth in the confidential offering memorandum and related letter of transmittal for the offers. The offers are not conditioned on a minimum principal amount of New Notes. However, the offers are subject to certain other conditions, as more fully described in the confidential offering memorandum.

Documents relating to the offers will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are eligible investors for the purposes of the offers. Noteholders who desire a copy of the eligibility letter should contact Global Bondholder Service Corporation, the information agent for the offers, (866) 794-2200 (U.S. Toll-free) or (212) 9251630 (Collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The offers to buy or exchange Old Notes of the Company, as applicable, are only being made pursuant to the offering memorandum and the related letter of transmittal that the Company is distributing to eligible investors in connection with the offers. The offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the offers to be made by a licensed broker of dealer, the offers will be deemed to be made on behalf of the Company by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release includes statements that are considered “forward-looking statements.” These forward-looking statements reflect the Company’s current views about its plans, strategies and prospects, which are based on the information currently available to it and on assumptions that the Company’s management has made. Although the Company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions or expectations will be achieved. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, and you should not place undue reliance on those statements.